FOR IMMEDIATE RELEASE

Workiva Announces Fourth Quarter and Full Year 2015 Financial Results
Q4 Revenue of $39.9 million, Up 32% from Q4 of 2014
Full Year 2015 Revenue of $145.3 million, Up 29% from 2014

Ames, IA - March 1, 2016 - Workiva Inc. (NYSE: WK), creator of the Wdesk cloud-based productivity platform for enterprises, today announced financial results for its fourth quarter and fiscal year ended December 31, 2015 and announced its first quarter and full-year 2016 guidance.
“We are happy to report strong revenue growth for the fourth quarter and full-year 2015,” said Matt Rizai, Chairman and Chief Executive Officer of Workiva. “Revenue growth in the fourth quarter was 32.4% over the same quarter last year, which was ahead of our guidance. Total revenue for the year ended December 31, 2015 was $145.3 million, an increase of 28.9% over full-year 2014.”
“We continue to add new Wdesk customers and seats across our customers’ organizations for use cases in Sarbanes-Oxley (SOX), management reporting, risk processes and auditing,” said Rizai. “Non-SEC use cases contributed 25% of our subscription bookings in 2014 and 39% in 2015,” said Rizai. “In 2016, we expect that non-SEC use cases will contribute more than 50% of our subscription bookings.”
“To capitalize on these expanded market opportunities, we will continue to invest in software development, sales and marketing,” added Rizai.
“We anticipate cash usage from operations to improve in 2016, and then improve again in 2017,” said Rizai. “We believe that we raised enough capital at our IPO to get to positive annual operating cash flow without needing to return to the equity market.”
Fourth Quarter 2015 Financial Highlights

•
Revenue: Total revenue for the quarter ended December 31, 2015 was $39.9 million, an increase of 32.4% from $30.1 million in the fourth quarter of 2014. Subscription and support revenue was $32.1 million, an increase of 28.4% versus results in the fourth quarter of 2014. Professional services revenue was $7.8 million, an increase of 52.0% compared to the same quarter in the prior year.

•
Gross Profit: GAAP gross profit for the quarter ended December 31, 2015 was $28.9 million compared with $20.2 million in the same quarter of the prior year. GAAP gross margin was 72.4% in the fourth quarter of 2015 versus 66.9% in the fourth quarter of 2014. Non-GAAP gross profit for the quarter ended December 31, 2015 was $29.1 million, an increase of 42.8% compared with the prior year's fourth quarter, and non-GAAP gross margin was 72.9% compared to 67.5% in the fourth quarter of 2014.

•
Loss from Operations: GAAP loss from operations for the quarter ended December 31, 2015 was $11.8 million compared with a loss of $11.6 million in the prior year's fourth quarter. Non-GAAP loss from operations for the quarter ended December 31, 2015 was $8.7 million, compared with non-GAAP loss from operations of $9.8 million in the fourth quarter of 2014.

•
Net Loss: GAAP net loss for the quarter ended December 31, 2015 was $10.3 million compared with a net loss of $12.7 million for the prior year's fourth quarter. GAAP net loss per basic and diluted share for the quarter ended December 31, 2015 was $0.26, based on 40.2 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.38, based on 33.1 million weighted-average shares outstanding in the fourth quarter of 2014.

•
Non-GAAP net loss for the quarter ended December 31, 2015 was $7.2 million compared with a net loss of $10.8 million in the prior year's fourth quarter. Non-GAAP net loss per basic and diluted share for the quarter ended December 31, 2015 was $0.18, based on 40.2 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.33, based on 33.1 million weighted-average shares outstanding in the fourth quarter of 2014.

Full Year 2015 Financial Highlights

•
Revenue: Total revenue for the year ended December 31, 2015 was $145.3 million, an increase of 28.9% compared with $112.7 million in the prior year. Subscription and support revenue was $116.3 million, an increase of 27.3% on a year-over-year basis. Professional services revenue was $29.0 million, an increase of 35.6% on a year-over-year basis.

•
Gross Profit: GAAP gross profit for the year ended December 31, 2015 was $105.1 million compared with $78.8 million in the prior year, and GAAP gross margin was 72.3%. Non-GAAP gross profit for the year ended December 31, 2015 was $105.8 million, an increase of 32.8% compared with the prior year, and non-GAAP gross margin was 72.8%.

•
Loss from Operations: GAAP loss from operations for the year ended December 31, 2015 was $43.7 million compared with a loss of $38.6 million in the prior year. Non-GAAP loss from operations for the year ended December 31, 2015 was $32.7 million compared with a loss of $31.2 million in the prior year.

•
Net Loss: GAAP net loss for the year ended December 31, 2015 was $43.4 million compared with a net loss of $41.2 million in the prior year. GAAP net loss per share for the year ended December 31, 2015 was $1.09 based on 39.9 million weighted-average shares outstanding compared with a loss per share of $1.28 based on 32.2 million weighted-average shares outstanding in the prior year.

•
Non-GAAP net loss for the year ended December 31, 2015 was $32.4 million compared with a net loss of $33.8 million in the prior year. Non-GAAP net loss per share for the year ended December 31, 2015 was $0.81 based on 39.9 million weighted-average shares outstanding compared with a non-GAAP net loss per share of $1.05 based on 32.2 million weighted-average shares in the prior year.

•
Balance Sheet: As of December 31, 2015, Workiva had cash, cash equivalents and marketable securities totaling $76.2 million, compared with $81.8 million as of September 30, 2015. Debt, including capital lease and financing obligations, totaled $23.0 million as of December 31, 2015.

•	Cash Flow: Net cash used in operating activities was $21.6 million in 2015, compared to cash used in operating activities of $3.5 million in 2014.

Operating Metrics

•	Customers: Workiva had 2,524 customers as of December 31, 2015, a net increase of 263 customers from December 31, 2014.

•
Revenue Retention Rate: As of December 31, 2015, Workiva's revenue retention rate (excluding add-on revenue) was 95.8%, and the revenue retention rate including add-on revenue was 112.5%. Add-on revenue includes the change in both seats purchased and seat pricing for existing customers.

Financial Outlook
As of March 1, 2016, Workiva is providing guidance for its first quarter 2016 and full year 2016 as follows:

First Quarter 2016 Guidance:

•	Total revenue is expected to be in the range of $42.3 million to $42.8 million.

•	Non-GAAP loss from operations is expected to be in the range of $10.4 million to $10.9 million.

•	GAAP loss from operations is expected to be in the range of $13.9 million to $14.4 million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.26 to $0.28.

•	GAAP net loss per basic and diluted share is expected to be in the range of $0.35 to $0.37.

•	Net loss per basic and diluted share is based on 40.5 million weighted-average shares outstanding.

Full Year 2016 Guidance:

•	Total revenue is expected to be in the range of $177.0 million to $180.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $46.0 million to $49.0 million.

•	GAAP loss from operations is expected to be in the range of $60.8 million to $63.8 million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $1.16 to $1.23.

•	GAAP net loss per basic and diluted share is expected to be in the range of $1.52 to $1.59.

•	Net loss per basic and diluted share is based on 41.0 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the fourth quarter and full year 2015, in addition to discussing the Company’s outlook for the first quarter and full year 2016. To access this call, dial 877-201-0168 (domestic) or 647-788-4901 (international). The conference ID is 25297720. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through March 8, 2016 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 25297720. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.

About Workiva
Workiva (NYSE:WK) created Wdesk, a cloud-based productivity platform for enterprises to collect, link, report and analyze business data with control and accountability. Thousands of organizations, including over 65% of the Fortune 500, use Wdesk. The platform’s proprietary word processing, spreadsheet and presentation applications are integrated and built upon a data management engine, offering synchronized data, controlled collaboration, granular permissions and a full audit trail. Wdesk helps mitigate enterprise risk, improve productivity and give users confidence to make decisions with real-time data. Workiva employs more than 1,100 people with offices in 16 cities. The company is headquartered in Ames, Iowa. For more information, visit workiva.com.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-

average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Revenue
Subscription and support	$32,102	$25,011	$116,288	$91,317
Professional services	7,780	5,118	28,984	21,377
Total revenue	39,882	30,129	145,272	112,694
Cost of revenue
Subscription and support (1)	5,791	6,097	22,559	21,182
Professional services (1)	5,222	3,864	17,645	12,696
Total cost of revenue	11,013	9,961	40,204	33,878
Gross profit	28,869	20,168	105,068	78,816
Operating expenses
Research and development (1)	13,496	11,911	50,466	44,145
Sales and marketing (1)	18,632	14,063	69,569	53,498
General and administrative (1)	8,538	5,797	28,716	19,783
Total operating expenses	40,666	31,771	148,751	117,426
Loss from operations	(11,797)	(11,603)	(43,683)	(38,610)
Interest expense	(508)	(763)	(2,025)	(2,044)
Other income and (expense), net	2,014	(259)	2,302	(468)
Loss before provision for income taxes	(10,291)	(12,625)	(43,406)	(41,122)
Provision (benefit) for income taxes	2	32	(7)	32
Net loss	$(10,293)	$(12,657)	$(43,399)	$(41,154)
Net loss per common share:
Basic and diluted	$(0.26)	$(0.38)	$(1.09)	$(1.28)
Weighted average common shares outstanding - basic and diluted	40,204,367	33,117,423	39,852,624	32,156,060

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Cost of revenue
Subscription and support	$88	$99	$363	$502
Professional services	98	73	349	337
Operating expenses
Research and development	635	314	1,924	1,757
Sales and marketing	484	352	1,727	1,241
General and administrative	1,819	1,008	6,637	3,548

WORKIVA INC. UNAUDITED CONSOLIDATED BALANCE SHEETS (in thousands)

	As of December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$58,750	$101,131
Marketable securities	17,420	—
Accounts receivable, net	15,647	11,120
Deferred commissions	1,368	852
Other receivables	818	295
Prepaid expenses and other current assets	3,875	3,143
Total current assets	97,878	116,541
Restricted cash	—	401
Property and equipment, net	44,410	46,265
Intangible assets, net	896	549
Other assets	711	795
Total assets	$143,895	$164,551
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,138	$3,011
Accrued expenses and other current liabilities	20,394	16,765
Deferred revenue	55,741	42,605
Deferred government grant obligation	985	2,324
Current portion of capital lease and financing obligations	1,808	1,941
Current portion of long-term debt	18	84
Total current liabilities	84,084	66,730
Deferred revenue	7,597	13,671
Deferred government grant obligation	1,996	3,424
Other long-term liabilities	3,343	2,069
Capital lease and financing obligations	21,083	22,747
Long-term debt	73	91
Total liabilities	118,176	108,732
Stockholders’ equity
Common stock	41	39
Additional paid-in-capital	202,371	189,168
Accumulated deficit	(176,934)	(133,535)
Accumulated other comprehensive income	241	147
Total stockholders’ equity	25,719	55,819
Total liabilities and stockholders’ equity	$143,895	$164,551

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(10,293)	$(12,657)	$(43,399)	$(41,154)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,056	1,125	4,410	3,877
Stock-based compensation expense	3,124	1,846	11,000	7,385
Provision for (recovery of) doubtful accounts	101	(5)	449	123
Accretion of discount on convertible note	—	133	—	266
Paid-in-kind interest on convertible note	—	76	—	134
Change in fair value of derivative liability	—	145	—	193
Loss on early extinguishment of convertible note	—	111	—	111
Realized (gain) loss on sale of available-for-sale securities	(6)	—	(13)	136
Amortization (accretion) of premiums and discounts on marketable securities, net	45	—	77	—
Recognition of deferred government grant obligation	(1,875)	(48)	(2,383)	(99)
Deferred income tax	(76)	—	(76)	—
Changes in assets and liabilities:
Accounts receivable	(3,632)	18	(5,080)	2,602
Deferred commissions	(416)	(142)	(520)	(553)
Other receivables	133	(85)	(523)	155
Prepaid expenses and other	(595)	(1,309)	(734)	(2,251)
Other assets	(85)	113	81	(52)
Accounts payable	55	(1,901)	2,331	(1,530)
Deferred revenue	3,769	4,444	7,297	19,961
Accrued expenses and other liabilities	3,658	3,529	5,390	7,137
Change in restricted cash	—	—	101	54
Net cash used in operating activities	(5,037)	(4,607)	(21,592)	(3,505)
Cash flows from investing activities
Purchase of property and equipment	(184)	(522)	(1,843)	(8,566)
Purchase of marketable securities	(8,377)	—	(24,069)	—
Sale of marketable securities	3,509	—	6,521	4,864
Purchase of intangible assets	(42)	(157)	(386)	(394)
Net cash used in investing activities	(5,094)	(679)	(19,777)	(4,096)
Cash flows from financing activities
Payment of equity issuance costs	—	—	(1,346)	—
Proceeds from public offering, net of underwriters' discount and offering costs	—	91,826	—	91,769
Proceeds from issuance of convertible notes	—	—	—	5,000
Proceeds from option exercises	749	217	2,244	580
Changes in restricted cash	—	25	300	(275)
Repayment of other long-term debt	—	(2,167)	(84)	(2,365)
Principal payments on capital lease and financing obligations	(599)	(557)	(2,282)	(1,338)
Distributions to members	(346)	(228)	(381)	(279)
Proceeds from borrowings on line of credit	—	—	—	3,020
Proceeds from government grants	—	—	548	2,194
Payments of issuance costs on line of credit	—	(14)	—	(113)
Repayment of line of credit	—	(3,000)	—	(5,038)
Repayment of government grant	(101)	—	(101)	—
Net cash (used in) provided by financing activities	(297)	86,102	(1,102)	93,155
Effect of foreign exchange rates on cash	84	40	90	62
Net (decrease) increase in cash and cash equivalents	(10,344)	80,856	(42,381)	85,616
Cash and cash equivalents at beginning of period	69,094	20,275	101,131	15,515
Cash and cash equivalents at end of period	$58,750	$101,131	$58,750	$101,131

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Gross profit, subscription and support	$26,311	$18,914	$93,729	$70,135
Add back: Stock-based compensation	88	99	363	502
Gross profit, subscription and support, non-GAAP	$26,399	$19,013	$94,092	$70,637
As a percentage of subscription and support revenue	82.2%	76.0%	80.9%	77.4%

Gross profit, professional services	$2,558	$1,254	$11,339	$8,681
Add back: Stock-based compensation	98	73	349	337
Gross profit, professional services, non-GAAP	$2,656	$1,327	$11,688	$9,018
As a percentage of professional services revenue	34.1%	25.9%	40.3%	42.2%

Gross profit, as reported	$28,869	$20,168	$105,068	$78,816
Add back: Stock-based compensation	186	172	712	839
Gross profit, non-GAAP	$29,055	$20,340	$105,780	$79,655
As percentage of revenue, non-GAAP	72.9%	67.5%	72.8%	70.7%

Research and development, as reported	$13,496	$11,911	$50,466	$44,145
Less: Stock-based compensation	635	314	1,924	1,757
Research and development, non-GAAP	$12,861	$11,597	$48,542	$42,388
As percentage of revenue, non-GAAP	32.2%	38.5%	33.4%	37.6%

Sales and marketing, as reported	$18,632	$14,063	$69,569	$53,498
Less: Stock-based compensation	484	352	1,727	1,241
Sales and marketing, non-GAAP	$18,148	$13,711	$67,842	$52,257
As percentage of revenue, non-GAAP	45.5%	45.5%	46.7%	46.4%

General and administrative, as reported	$8,538	$5,797	$28,716	$19,783
Less: Stock-based compensation	1,819	1,008	6,637	3,548
General and administrative, non-GAAP	$6,719	$4,789	$22,079	$16,235
As percentage of revenue, non-GAAP	16.8%	15.9%	15.2%	14.4%

Loss from operations	$(11,797)	$(11,603)	$(43,683)	$(38,610)
Add back: Stock-based compensation	3,124	1,846	11,000	7,385
Loss from operations, non-GAAP	$(8,673)	$(9,757)	$(32,683)	$(31,225)
As percentage of revenue, non-GAAP	(21.7)%	(32.4)%	(22.5)%	(27.7)%

Net loss	$(10,293)	$(12,657)	$(43,399)	$(41,154)
Add back: Stock-based compensation	3,124	1,846	11,000	7,385
Net loss, non-GAAP	$(7,169)	$(10,811)	$(32,399)	$(33,769)
As percentage of revenue, non-GAAP	(18.0)%	(35.9)%	(22.3)%	(30.0)%

Net loss per share, non-GAAP:
Basic and diluted, non-GAAP	$(0.18)	$(0.33)	$(0.81)	$(1.05)
Weighted average common shares outstanding - basic and diluted, non-GAAP	40,204,367	33,117,423	39,852,624	32,156,060

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)

	Three months ending March 31, 2016			Year ending December 31, 2016

Loss from operations, GAAP range	$(13,900)	-	$(14,400)	$(60,800)	-	$(63,800)
Add back: Stock-based compensation	3,500		3,500	14,800		14,800
Loss from operations, non-GAAP range	$(10,400)	-	$(10,900)	$(46,000)	-	$(49,000)

Net loss per share, GAAP range	$(0.35)	-	$(0.37)	$(1.52)	-	$(1.59)
Add back: Stock-based compensation	0.09		0.09	0.36		0.36
Net loss per share, non-GAAP range	$(0.26)	-	$(0.28)	$(1.16)	-	$(1.23)

Weighted average common shares outstanding - basic and diluted	40,500,000		40,500,000	41,000,000		41,000,000